Exhibit 99.1

Creatd Names Laurie Weisberg As Chief Operating Officer

- Former Chief Sales Officer for Intent to elevate Creatd’s revenue strategy and expand its branded partnerships business

- Ms. Weisberg currently sits on Creatd’s Board of Directors, and will lead a number of new business initiatives and potential acquisitions for the Company

FORT LEE, N.J., Sept. 30, 2020 /PRNewswire/ -- Creatd, Inc. (NASDAQ: CRTD) (“Creatd” or the “Company”), the parent company and creator of the Vocal platform, today announced the appointment of Laurie Weisberg as its new Chief Operating Officer. Ms. Weisberg currently sits on the Company’s board of directors and will lead Creatd’s sales team in the execution of its growth strategy and manage all strategic partnership initiatives. This appointment aligns with Creatd’s 2021 plans to broaden and scale its product line and revenues, including Vocal for Brands, Seller’s Choice, and Vocal+ paid subscriptions.

Ms. Weisberg brings proven experience in leadership, strategic partnerships and revenue growth at an institutional level. In her new role as COO, Ms. Weisberg will have a broad mandate and the resources to build new business utilizing the proprietary strengths of Creatd’s flagship platform Vocal and its affiliated portfolio of businesses.

“I have closely observed the Creatd team over the last year, particularly since I assumed my role as a member of the board of directors over the summer,” said Laurie. “It is clear that the team’s ability to unleash the power of the network in delivering valuable content for audiences, while at the same time helping brands drive their growth by leveraging the highly engaged Vocal community and rich first-party data, makes Creatd a unique brand with a global proposition. As COO, I look forward to working closely with Jeremy and the rest of the management team to continue to build Creatd’s scalable and profitable business lines.”

Previously, Ms. Weisberg served as the Chief Sales Officer at Intent, a leading data science company for global e-commerce brands, and prior to that held senior leadership positions at numerous technology companies, including as Chief Revenue Officer at Arianna Huffington’s Thrive Global, and as part of the executive leadership team at Datalogix leading up to its acquisition by Oracle in 2015.  Additionally, Laurie holds a seat on the advisory board of Crowdsmart.

About Creatd

Creatd, Inc., the parent company and creator of the Vocal platform, empowers content creators and brands through technology and data-driven innovation. Creatd identifies opportunities within the digital platform and content monetization space, and leverages them through their proprietary Vocal technology, as well as through complementary digital businesses including Vocal for Brands and Seller’s Choice. Since launching in 2016, Vocal has become home to over 700,000 content creators and brands of all shapes and sizes, attracting audiences across its network of wholly owned and operated communities. For more information about Creatd:

Creatd: https://creatd.com

Vocal Platform: https://vocal.media

Investor Relations Contact: ir@creatd.com

Forward Looking Statements

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SOURCE Creatd, Inc.

Related Links

https://creatd.com